As filed with the Securities and Exchange Commission on June 27, 1997
                                     Registration No. 333-_____
===========================================================================


               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                           __________

                            FORM S-8

                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
                           __________

                    BINKS SAMES CORPORATION
     (Exact Name of Registrant as Specified in Its Charter)

             Delaware                           36-0808480
   (State or Other Jurisdiction              (I.R.S. Employer
of Incorporation or Organization)          Identification No.)

           9201 West Belmont Avenue, Franklin Park, Illinois 60131 (Address, Including Zip Code of Registrant's Principal Executive Offices)

          AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                    (Full Title of the Plan)

                    BINKS SAMES CORPORATION
                    9201 West Belmont Avenue
                 Franklin Park, Illinois  60131
                         (847) 671-3000
(Name, Address and Telephone Number, Including Area Code, of Agent For
                            Service)

                           Copies To:
                      Guy E. Snyder, Esq.
                      Steven J. Gray, Esq.
               VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                     222 N. LaSalle Street
                    Chicago, Illinois  60601
                         (312) 609-7500

                CALCULATION OF REGISTRATION FEE

====================================================================================================
                                         Proposed Maximum      Proposed Maximum
Title Of Securities        Amount to          Offering         Aggregate Offering     Amount of
  To Be Registered       Be Registered   Price Per Share(1)         Price(1)        Registration Fee
----------------------------------------------------------------------------------------------------
   Capital Stock, par        300,000           $45.00             $13,500,000           $4,091
  value $1.00 per share,
including related Capital
  Stock Purchase Rights
====================================================================================================

(1) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share and the registration fee have been based upon the average of the high and low prices for the Capital Stock as reported on the American Stock Exchange on June 24, 1997.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Note: The document(s) containing the information required by this section will be given to the participants in the Binks Sames Corporation Amended and Restated 1996 Stock Option Plan (the "Plan"), and are not required to be filed with the Securities and Exchange Commission (the "Commission") as a part of the Registration Statement.

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents filed with the Commission by Binks Sames Corporation, a Delaware corporation formerly known as Binks Manufacturing Company ("Binks" or the "Corporation"), are incorporated as of their respective dates in this Registration Statement by reference:

    A. Binks' Annual Report on Form 10-K for the fiscal year ended November 30, 1996.

    B. All other reports filed by Binks pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since November 30, 1996.

    C.   The description of Binks' Securities contained in Bink's
         Registration Statement on Form 8-A, dated February 13, 1990, as amended by Form 8 dated January 21, 1991.

    All documents filed by Binks pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Article III, Section 6 of Bink's By-Laws provides as follows:

Article III.  Section 6.  Indemnification of Directors and Officers.

         (a) The Corporation shall, to the fullest extent to which it is empowered to do by the General Corporation Law of Delaware or any other applicable laws, as may from time to time be in effect, indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Corporation may make advances against any such expenses upon terms determined by the Board of Directors.

         (b) The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 6, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this Section 6 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 6. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

         (f) Persons who are not covered by the foregoing provisions of this Section 6 and who are or were employees or agents of the Corporation, or are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture,trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

         (g) The indemnification provided by this Section 6 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

    4.1 Amendment of Restated Certificate of Incorporation (filed herewith)

    4.2  Restated Certificate of Incorporation<FN1>

    4.3  Amended and Restated By-Laws, as of December 11,
         1996<FN2>

    4.4  Amended and Restated Rights Agreement, dated as of
         February 2, 1990, as amended and restated as of January 21, 1991, between Binks Manufacturing Company and Harris Trust and Savings Bank, as successor rights agent<FN3>

    5.1 Opinion of Vedder, Price, Kaufman & Kammholz as to the legality of the Securities being registered (filed herewith)

    23.1 Consent of KPMG Peat Marwick LLP (filed herewith)

    23.2 Consent of Crowe, Chizek and Company LLP (filed herewith)

    23.3 Consent of Vedder, Price, Kaufman & Kammholz (included in
         Exhibit 5.1)

    24.1 Power of Attorney (included on the signature pages of the Registration Statement)

    99.1 Binks Sames Corporation Amended and Restated 1996 Stock
         Option Plan (filed herewith)

    ______________

    <FN1>   Filed as Exhibit 3.1 to the Corporation's Form 10-K for its
            fiscal year ended November 30, 1993 and incorporated herein by reference.

    <FN2>   Filed as Exhibit 3.2 to the Corporation's Form 10-K for its
            fiscal year ended November 30, 1996 and incorporated herein by reference.

    <FN3>   Filed as Exhibit 4.3 to the Corporation's Form 10-K for its
            fiscal year ended November 30, 1993 and incorporated herein by reference.

Item 9.  Undertakings.

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information set forth in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
         Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                           SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Franklin Park, State of Illinois, on this 24 day of June, 1997.

                                     BINKS SAMES CORPORATION



                                     By: /s/ Doran J. Unschuld
                                         ---------------------
                                         Doran J. Unschuld
                                         President and
                                         Chief Executive Officer

    We, the undersigned officers and directors of Binks Sames
Corporation, and each of us, do hereby constitute and appoint each and any of John J. Schornack and Doran J. Unschuld, our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                       Title                          Date
---------                       -----                          ----

/s/ John J. Schornack           Chairman of the Board          June 26, 1997
---------------------------     and Director
John J. Schornack


/s/ Doran J. Unschuld           President, Chief Executive     June 24, 1997
---------------------------     Officer, and Director
(Principal Executive Officer)


/s/ Jeffrey W. Lemajeur         Vice President of Finance,     June 24, 1997
---------------------------     Chief Financial Officer, and
Jeffrey W. Lemajeur             Treasurer
(Principal Financial and
Accounting Officer)


/s/ William W. Roche            Director                       June 26, 1997
---------------------------
William W. Roche
                               7
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

/s/ Dr. Donald G. Meyer         Director                       June 26, 1997
---------------------------
Dr. Donald G. Meyer


/s/ Clifford J. Vaughan         Director                       June 26, 1997
---------------------------
Clifford J. Vaughan


/s/ Dr. Wayne F. Edwards        Director                       June 26, 1997
---------------------------
Dr. Wayne F. Edwards


/s/ Terrence P. Roche           Director                       June 26, 1997
---------------------------
Terrence P. Roche

                       INDEX TO EXHIBITS

Exhibit
Number     Description of Exhibit
-------    ----------------------

4.1 Amendment to Restated Certificate of Incorporation (filed herewith)

4.2        Restated Certificate of Incorporation<FN1>

4.3        Amended and Restated By-Laws, as of December 11, 1996<FN2>

4.4 Amended and Restated Rights Agreement, dated as of February 2, 1990, as amended and restated as of January 21, 1991, between Binks Manufacturing Company and Harris Trust and Savings Bank, as successor rights agent<FN3>

5.1 Opinion of Vedder, Price, Kaufman & Kammholz as to the legality of the Securities being registered (filed herewith)

23.1       Consent of KPMG Peat Marwick LLP (filed herewith)

23.2       Consent of Crowe, Chizek and Company LLP (filed herewith)

23.3       Consent of Vedder, Price, Kaufman & Kammholz (included in
           Exhibit 5.1)

24.1 Power of Attorney (included on the signature pages of the Registration Statement)

99.1 Binks Sames Corporation Amended and Restated 1996 Stock Option Plan (filed herewith)

______________

<FN1>      Filed as Exhibit 3.1 to the Corporation's Form 10-K for its
           fiscal year ended November 30, 1993 and incorporated herein by reference.

<FN2>      Filed as Exhibit 3.2 to the Corporation's Form 10-K for its
           fiscal year ended November 30, 1996 and incorporated herein by reference.

<FN3>      Filed as Exhibit 4.3 to the Corporation's Form 10-K for its
           fiscal year ended November 30, 1993 and incorporated herein by reference.